FORM OF
                         NON-COMPETE, CONFIDENTIALITY
                       AND REGISTRATION RIGHTS AGREEMENT
                       TO BE EXECUTED BY EACH STOCKHOLDER

            THIS NON-COMPETE, CONFIDENTIALITY AND REGISTRATION RIGHTS AGREEMENT ("Agreement") is executed and delivered this ____ day of February, 1997 between ___________________, a resident of __________________ ("Stockholder") and Hagler
Bailly, Inc., a Delaware corporation ("Company"), and its subsidiaries.

                                  BACKGROUND

            Whereas, the undersigned is a stockholder of the Company and an [employee][director] of [the Company][a subsidiary of the Company, [Hagler Bailly Services, Inc.][Hagler Bailly Consulting, Inc.][HB Capital, Inc.]]; and

            Whereas, this Agreement is delivered to the Company in connection with the contemplated initial public offering (the "Initial Offering") by the Company of shares of its Common Stock (as defined below). In consideration for the undersigned Stockholder's agreement to be bound by the confidentiality, non-compete and non-solicitation provisions herein, the Company has agreed (i) to invite the undersigned Stockholder to request registration of certain of such Stockholder's shares of stock in connection with the Initial Offering and (ii) subject to Section 4.4 herein, to pay the reasonable attorney's fees of Stockholder and certain other costs and expenses related to Stockholder's participation in the Initial Offering pursuant to this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged and intending to be legally bound hereby, Stockholder and the Company covenant and agree as follows:

1.    Confidentiality.

      1.1. From and after the date hereof, Stockholder shall not, without the prior written consent of the Chief Executive Officer of the Company, for any reason either directly or indirectly divulge to any third-party or use for his or her own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets (the "Proprietary Information") of Company or any of its subsidiaries whether learned prior to or after the date hereof. Proprietary Information shall include, but shall not be limited to any information relating to computer codes or instructions, (including source and object code listings, logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation); computer processing systems and techniques; concepts; layouts; flowcharts; specifications; know-how; any associated programmer, user or other manuals or other like textual materials; all computer inputs and outputs (regardless of the media on which it is stored or located); hardware and software configurations; designs; interfaces; research; processes; inventions; products; methods; marketing sales and distribution data, plans and efforts; relationships with actual and prospective customers and suppliers; and any other materials prepared by Stockholder in the course of Stockholder's [employment with][directorship with] the Company or prepared by any other employee or contractor of the Company or any of its subsidiaries for their customers, and any other materials that have not been made available to the general public. Furthermore, nothing contained herein shall restrict Stockholder from divulging or using for his or her own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Stockholder's breach of this Agreement.

      1.2. All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. Stockholder will not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in connection with the ongoing business of the Company or its subsidiaries and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Stockholder shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the performance of Stockholder's obligations as an officer or employee of the Company or any of its subsidiaries, and Stockholder shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which Stockholder may have access or with which for any reason Stockholder became familiar, except as disclosure shall be necessary for the purposes of conducting the ongoing business of the Company; and upon Stockholder's termination as an employee, officer or director of the Company or any of its subsidiaries, Stockholder shall return to the Company all originals and copies of the foregoing then in Stockholder's possession.

      1.3. Nothing contained herein shall restrict Stockholder's ability to make any disclosures as may be required by law; provided, however, that Stockholder shall deliver to Company reasonably prompt prior written notice of the nature and justifications of such disclosures; and provided, further, that prior to any such disclosure which may be made, Stockholder reasonably shall cooperate with the Company, in connection with any actions which the Company shall seek to take in order to obtain a protective order or similar relief with respect to any Proprietary Information sought to be disclosed.

      [1.4. The covenants relating to Confidentiality set forth in this Section 1 replace the confidentiality provisions set forth in Section 6 of the Employment Agreement between the

Stockholder and the Company's subsidiary, Hagler Bailly Services, Inc. (formerly Hagler Bailly Consulting, Inc.), dated May 25, 1995 (the "Employment Agreement").]

2.    Non-Compete and Non-Solicitation Covenants.

      2.1. Except (i) in furtherance of the Company's business or otherwise on behalf of the Company; (ii) after the Company's termination of Stockholder's [employment][directorship] with [the Company][subsidiary of the Company] without Cause (as defined below) or (iii) upon the occurrence of a Material Adverse Event (as defined below), Stockholder will not do any of the following directly or indirectly without the prior written consent of the Chief Executive Officer of the Company (which consent shall not be unreasonably withheld):

            2.1.1. During the Covenant Period (as defined below), engage or participate, directly or indirectly, in any business activity competitive with the business conducted by the Company or any of its subsidiaries at any time prior to the closing of the Initial Offering (the "Effective Time") or any other business of the Company conducted at any time during Stockholder's term as an employee and/or director of the Company or one of its subsidiaries (collectively, the "Business");

            2.1.2. During the Covenant Period, become interested (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) in any person, firm, corporation, association or other entity engaged in any business that is competitive with the Business, or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any portion of the business of any person, firm, corporation, association or other entity where such portion of such business is competitive with the Business (notwithstanding the foregoing, Stockholder may hold not more than one percent (1%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities competitive with the Business);

      2.2. Except in furtherance of the Company's business or otherwise on behalf of the Company, Stockholder will not do any of the following directly or indirectly without the prior written consent of the Chief Executive Officer of the Company (which consent shall not be unreasonably withheld):

            2.2.1. During the Covenant Period, solicit or call on, either directly or indirectly, any customer or supplier with whom the Company or any of its subsidiaries shall have dealt with (x) in the two (2) year period preceding the Effective Time or (y) anytime after the Effective Time;

            2.2.2. During the Covenant Period, influence or attempt to influence any supplier, customer or potential customer of the Company to terminate or modify any written or oral agreement or course of dealing with the Company or any of its subsidiaries; or

            2.2.3. During the Covenant Period, influence or attempt to influence any person either (i) to terminate or modify the employment, consulting, agency, distributorship or other arrangement with the Company or any of its subsidiaries, or (ii) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company or any of its subsidiaries as an employee, consultant, agent or distributor of the Company or any of its subsidiaries at any time during (x) the one (1) year period immediately preceding the Effective Time or (y) any time after the Effective Time.

      2.3.  Defined Terms.

            2.3.1. The term "Covenant Period" as used herein means the two (2) year period following the Effective Time. The parties hereto expressly agree that the Covenant Period applicable to Sections 2.1.1, 2.1.2, 2.2.1, 2.2.2 and
2.2.3 of this Agreement shall not begin until the Effective Time.

            2.3.2. The term "Cause" as used herein means: (i) a material failure by Stockholder to meet annual performance targets determined by the Board of Directors of the Company or, if no performance targets have been set for Stockholder, the material failure of Stockholder to perform satisfactorily the duties required by or appropriate for his or her position as [an employee][a director] of [the Company][indicate subsidiary], as determined by the Board of Directors of the Company in its reasonable discretion, (ii) conduct of Stockholder involving any type of disloyalty to the Company or its subsidiaries or willful misconduct with respect to the Company or its subsidiaries, including without limitation fraud, embezzlement, theft or proven dishonesty, (iii) chronic alcoholism or drug addiction, (iv) a material breach by the Stockholder of the terms of this Agreement, or (v) the conviction of the Stockholder of any felony or other serious crime.

            2.3.3. The term "Material Adverse Event" shall mean (i) a bankruptcy petition filed under and pursuant to Chapter 7 of the United States Bankruptcy Code; (ii) the dissolution of the Company; (iii) the assignment of Stockholder without his or her consent, to responsibilities or duties of a materially lesser status or degree of responsibility than Stockholder's responsibilities or duties as of the date of this Agreement; or (iv) the requirement by the Company that the Stockholder, without his or her consent, be based anywhere other than in the country where Stockholder is based as of the date of this Agreement.

      2.4. Stockholder acknowledges that (i) he or she has carefully read and considered the provisions of this Section 2, and (ii) has obtained legal counsel in determining whether to enter into this Agreement. Stockholder acknowledges that the foregoing restrictions may limit his or her ability to earn a livelihood in a business similar to the Business, but Stockholder nevertheless believes that he or she has received and will receive sufficient consideration and other benefits in connection with the Initial Offering to justify such restrictions, which restrictions Stockholder does not believe would prevent him or her from earning a living in businesses that are not competitive with the Business and without otherwise violating the restrictions set forth herein.

      2.5. The terms of the covenants contained in this Section 2 shall be construed as separable and shall be independent and shall be interpreted and applied consistently with the requirements of reasonableness and equity.

3.    Specific Enforcement; Extension of Period.

      3.1. Stockholder acknowledges that the restrictions contained in Sections 1 and 2 hereof are reasonable and necessary to protect the legitimate interests of the Company. Stockholder also acknowledges that any breach by him or her of Sections 1 or 2 hereof will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Stockholder agrees that he or she shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that an adequate remedy at law exists. In the event of such breach by Stockholder, the Company shall have the right to enforce the provisions of Sections 1 and 2 of this Agreement by seeking injunctive or other relief in any court and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company.

      3.2. The Covenant Period set forth in Section 2 hereof shall not include, and shall be deemed extended by, any time required for litigation to enforce the relevant covenants; provided, that the Company is successful on the merits in any such litigation. The "time required for litigation" is herein defined to mean the period of time from service of process upon Stockholder through the expiration of all appeals related to such litigation.

4.    Registration

      4.1. Agreement to Register. In consideration for the covenants of Stockholder set forth herein, the Company agrees that at the time of filing a registration statement on Form S-1 under the Securities Act (the "Registration Statement") to register shares of the Company's common stock, $.01 par value ("Common Stock") in connection with the Initial Offering, it will give written notice to Stockholder of its intention to do so, and upon the written request of Stockholder to include his or her Registrable Securities (as defined below) in such registration, given within five (5) days after the mailing of any such notice by the Company (a "Holder Request"), the Company will cause those Registrable Securities held by Stockholder which it requests to be included in the Registration Statement, to be so included, subject to the provisions of
Section 4.3 below.

      Nothing in this Section 4 shall be deemed to require the Company to proceed with the registration of its securities after giving the notice herein provided.

      4.2. Permitted Delay or Termination of Registration. The Company may indefinitely delay or terminate the registration or qualification of Registrable Securities required pursuant to this Section 4.

      4.3. Required Reduction or Elimination of Offered Shares. The Company and/or the Managing Underwriter (as defined below) may, in its or their sole discretion, round the number of securities to be registered or qualified in accordance with Section 4 to the nearest 100 shares. In addition, in executing this document, the undersigned acknowledges that inclusion of any or all of the Registrable Securities in the Initial Offering is subject, in all respects, to the discretion of the Company and of Donaldson, Lufkin & Jenrette and Montgomery Securities (collectively, the "Managing Underwriters") and further that the Company and the Managing Underwriters may exclude such Registrable Securities from the Initial Offering, limit the amount of such shares sold in the Initial Offering, determine if and to what extent such shares will be included in either the firm offering or in the underwriters' over-allotment option and otherwise determine whether, to what extent and under what terms and conditions, such shares and all other outstanding shares (including certain officers and directors) will be included in the Initial Offering; provided, however, that in the event that the Company or the Managing Underwriters increase or decrease the percentage of Registrable Securities referenced in Section 4.5 below with respect to any stockholder of the Company, the percentage of the Registrable Securities of the other stockholders of the Company shall be adjusted accordingly on the same proportionate basis. You acknowledge that based on the foregoing, you may be limited to selling a smaller percentage of your shares in the firm offering than in the over-allotment offering. The undersigned further acknowledges that Registrable Securities included in the over-allotment option will be eligible for sale only if the Initial Offering is oversubscribed and the underwriters exercise their over-allotment option. As a result, depending on the responses from other stockholders, market conditions and whether the Managing Underwriters exercise their over-allotment option, the undersigned may not be able to sell all or any of the Registrable Securities in the Initial Offering.

      4.4.  Expenses.

            4.4.1. The Company shall pay all fees and expenses incurred by it in connection with a registration effected pursuant to this Section 4. Notwithstanding the foregoing, the stockholders of the Company shall be required to pay the underwriters' fees, discounts or commissions relating to Registrable Securities sold by them.

            4.4.2. As additional consideration for the covenants set forth in Sections 1 and 2 of this Agreement, the Company agrees to pay reasonable attorney's fees of Stockholder in connection with the Stockholder's participation in the Initial Offering pursuant to this Agreement, so long as Stockholder is represented by either Smart & Thevenet P.C. or Zuckerman, Spaeder, Goldstein, Taylor & Kolker, L.L.P.

      4.5. Registrable Securities. For purposes of this Agreement, the term "Registrable Securities" shall mean ten (10%) percent of the shares of Common Stock of the Company held by Stockholder and each of the other stockholders of the Company on the date hereof on a fully diluted basis. For purposes of this
Section 4.5, shares of Common Stock of the Company held by the Stockholder and other stockholders of the Company shall include all shares underlying outstanding options to purchase shares of Common Stock.

      4.6. Obligations of Stockholder. As a condition to including any Registrable Securities in the Registration Statement pursuant to this Section 4, Stockholder shall be required to execute and comply with such agreements and documents as may be reasonably requested by the Company or the underwriters in connection with the Initial Offering.

5. Termination of Agreement. This Agreement shall automatically terminate if the Effective Time does not occur on or prior to December 31, 1997.

6.    Miscellaneous

      6.1. Successors and Assigns. This Agreement shall inure to the benefit of the Company and its successors and assigns.

      6.2. Waiver. The waiver by the Company of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other provision or subsequent breach of this Agreement.

      6.3. Governing Law; Consent to Jurisdiction. This Agreement shall be construed and enforced in accordance with the substantive laws of the State of Delaware, without regard to the principles of conflicts of laws of any jurisdiction. Stockholder irrevocably consents to the exclusive jurisdiction and venue (and waives any inconvenient forum objection), and submits to the personal jurisdiction, of the state and federal courts located within the State of Delaware, and agrees that service of process may be effected by US certified mail, return receipt requested.

      6.4. Invalidity. If any provision of this Agreement shall be determined to be void, invalid, unenforceable or illegal for any reason, the validity and enforceability of all of the remaining provisions hereof shall not be affected thereby. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such amendment to apply only to the operation of such provision in the particular jurisdiction in which such adjudication is made; provided that, if any provision contained in this Agreement shall be adjudicated to be invalid or unenforceable because such provision is held to be excessively broad as to duration, geographic scope, activity or subject, such provision shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the maximum extent compatible with the applicable laws of such jurisdiction, such amendment only to apply with respect to the operation of such provision in the applicable jurisdiction in which the adjudication is made.

      6.5. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

            IN WITNESS WHEREOF, the undersigned has executed this Agreement on the day first above written.

                              ___________________________________
                              [Name of Stockholder]

                              HAGLER BAILLY, INC.

                              By:________________________________
                                  Name:
                                  Title: